Exhibit 10 (m)

                    1995 INCENTIVE STOCK OPTION PLAN
                                  of
                          MID-AMERICA BANCORP
                      Amended December 18, 2000

1.      PURPOSE OF PLAN

The Mid-America Bancorp 1995 Incentive Stock Option Plan ("Plan") is for certain officers of Mid-America Bancorp ("Company") and its wholly-owned banking subsidiary, Bank of Louisville ("Bank"). The Plan is intended to provide an incentive to such officers in a manner which aligns their interests with the long-term interests of the Company's shareholders. The Plan is intended to advance the best interests of the Company and the Bank, thereby also enhancing the value of the Bank and the Company for the benefit of shareholders. The availability and offering of stock options under the Plan is further intended to support and increase the Company's and the Bank's ability to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company and the Bank depend.

2.      DEFINITIONS

For Plan purposes, except where the context might clearly indicate otherwise, the following terms shall have the meanings set forth below:

        (a) "Bank" shall mean Bank of Louisville, the banking subsidiary of the Company.

        (b)     "Board" shall mean the Board of Directors of the Company.

        (c)     "Code" shall mean the Internal Revenue Code of 1986, as amended.

        (d) "Committee" shall mean the Planning and Management Committee or such other committee as designated by the Board from time to time to perform the duties of the Committee under the Plan. At all times the Committee shall be composed of three or more members of the Board, each of whom (i) shall be appointed by and serve at the pleasure of the Board and
(ii) shall not be an employee or officer of the Company.

        (e) "Common Stock" shall mean the no par value Common Stock of the Company.

        (f)     "Company" shall mean Mid-America Bancorp.

        (g) "Fair Market Value" shall mean, as of any given date, with respect to any options granted hereunder, the closing price of Common Stock on the Composite Tape as published in the Midwest Edition of The Wall Street Journal; provided, however, that if the Committee shall reasonably believe that applicable laws or regulations require a different method by which to determine Fair Market Value, then the Committee may determine Fair Market Value by such other method.

        (h) "ISO" shall mean an Option which is intended to meet and comply with the terms and conditions for an incentive stock option as set forth in
Section 422 of the Code.

        (i)     "Option" shall mean a stock option granted pursuant to the Plan.

        (j) "Optionee shall mean an employee of the Company or the Bank who has been granted and holds one or more options under the Plan.

        (k)     "Option Shares" shall mean shares subject to an Option.

        (1) "Plan" shall mean this Incentive Stock option Plan, as the same may hereafter be amended.

        (m) Ten Percent Shareholder" shall mean an employee who owns ten percent (10%) or more of the Common Stock as such amount is calculated for purposes of Section 422(b)(6) of the Code.

3.      ADMINISTRATION

        (a) Committee: The Planning and Management Committee of the Board (the Committee) shall have ultimate responsibility for the administration of the Plan, and shall adopt such rules and regulations of general application as are necessary or beneficial to that administration. The Committee shall have the right to interpret the Plan, set performance targets from year to year, determine the Effective Date, and approve all employees who are to participate in the Plan. The Committee shall also have the authority to make recommendations to the Board of Directors regarding the inclusion or exclusion of any items for purposes of determining options granted pursuant to this Plan. The Committee may delegate day-to-day administration of the Plan to the Human Resources Committee of Mid-America Bancorp. Any action of the Committee to the extent it relates to the grant, terms, and/or exercises of options with respect to executive officers, shall be subject to the approval of the Board.

        (b)     Eligibility:   The determination of those eligible to receive
options, the amount, type and timing of each option, and the terms and conditions of the respective option agreements shall rest in the sole discretion of the Committee, subject to the provisions of the Plan.

        (c)     Inconsistencies:   The committee may correct any defect, supply
an omission or reconcile any inconsistency in the Plan, or in any granted option, in the manner and to the extent it shall deem necessary to carry it into effect.

        (d) Final Decisions: Any decision made, or action taken, by the Committee arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive.

        (e) Limitation on Liability: No member of the Board or the Committee, nor any officer or employee of the Company or the Bank acting on behalf of the Board or the Committee, shall be liable for any action, failure to act, determination or interpretation taken or made in good faith with respect to the Plan or any transaction hereunder. All members of the Board and the Committee and each and any officer or employee of the Company or the Bank acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the company in respect of any such action, failure to act, determination or interpretation.

4.      SHARES SUBJECT TO THE PLAN

The total number of shares of Common Stock reserved and available for issuance under the Plan shall be 1,000,000. Such shares may consist, in whole or in part, of authorized and unissued shares or issued shares which have been reacquired by the Company. The number of shares of Common Stock available for grants of
Options under the Plan shall be decreased by the sum of the number of shares with respect to which options have been issued and are then outstanding and the number of shares issued upon exercise of options, and shall be increased due to the expiration or termination of options which have not been exercised.

5.      TERM OF PLAN

        No Option shall be granted pursuant to the Plan on or after the tenth anniversary of the date on which the Plan is adopted by the Board, but options theretofore granted may extend beyond that date.

6.      ELIGIBILITY

        (a)     Eligibility:   Consistent with the Plan's purpose, options
may be granted to employees of the Company and the Bank holding the following offices in either the Bank or the Company: all officers holding the title of Chairman of the Board; Chief Executive Officer; President; Executive
Vice President; Senior Vice President; Vice President; or Assistant Vice President. The Committee shall determine the date(s) on which options, if any, will be granted for each calendar year, and the maximum number of Option Shares subject to an Option(s) which may be granted during any calendar year to any individual officer.

7.      OPTION TERMS AND CONDITIONS

All Options granted under the Plan shall be evidenced by agreements which shall be subject to the applicable provisions of the Plan, and such other provisions as the Committee may adopt, including the following provisions:

        (a)     Price:   The purchase price of Common Stock covered by each
Option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of such stock on the date of grant; provided, however, that the purchase price of Common Stock covered by each Option granted to a Ten Percent Shareholder shall be not less than 110% of the Fair Market Value of such stock on the date of grant.

        (b) Term: Each Option and all rights or obligations thereunder shall expire on such date as the Committee shall determine, but not later than the tenth anniversary of the date on which the Option is granted (not later than the fifth anniversary of the date on which the option is granted in the case of an Option granted to a Ten Percent Shareholder), and shall be subject to earlier terminations hereinafter provided.

        (c) Exercisability: Each Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides, in its discretion, that any option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time in whole or in part based on such factors as the Committee may determine in its sole discretion. If the Optionee shall not in any given installment period purchase all of the Option Shares which such Optionee is entitled to purchase in such installment period, such Optionee's right to purchase any Option Shares not purchased in such installment period shall continue until the expiration or sooner termination of such Optionee's Option.

        (d) Method of Exercise: Each Option may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of Option Shares to be purchased, accompanied by payment in full of the purchase price in accor-dance with paragraph (e) of this Section 7. Optionee shall have no rights to dividends (other than the adjustment rights in Section 8) or other rights of a shareholder with respect to Option Shares unless and until the Optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in paragraph
(b) of Section 12.

        (e) Payment: The purchase price of any shares purchased upon exercise of an Option shall be paid:

            (i)     in cash or by check at the time of each purchase, or

            (ii) at the discretion of the Committee, through the delivery of shares of Common Stock, including shares which the Optionee is entitled to receive upon such exercise, which shall be valued at their aggregate Fair Market Value on the day of exercise of the Option or any portion thereof, or

            (iii)   at the discretion of the Committee, by a combination of both
            (i) and (ii) above, or

            (iv) such other consideration as shall constitute lawful consideration for the issuance of Common Stock and be approved by the Committee (including without limitation, payment by a broker registered under the Securities Exchange Act of 1934 against delivery of the certificates representing such shares, at the direction of the Optionee).

            The Committee may determine acceptable methods for tendering shares of Common Stock as payment upon exercise of an option and may impose such limitations and prohibitions on the use of Common Stock to exercise an option as it deems appropriate.

        (f) Non-Transferability: An Option granted under this Plan shall, by its terms, be non-transferable by the Optionee other than by will or the laws of descent and distribution, and shall be exercisable during the option holder's lifetime only by the Optionee or the Optionee's court appointed guardian or legal representative.

        (g) Termination of Employment: In the event an Optionee shall cease to be employed by either the Bank or the Company while he or she is holding one or more options, each option held shall expire at the earlier of the expiration of the Option's term or the following:

            (i) three months after termination due to normal retirement, or earlier retirement with Committee consent, under a formal plan or policy of the Company;

            (ii) three months after an Optionee's resignation or termination without cause;

            (iii) one year after termination due to disability within the meaning of Section 22(d)(4) of the Code, as determined by the Committee;

            (iv)    one year after the Optionee's death; or

            (v) coincident with the date of termination if due to any other reason.

            In the event of death following termination of employment for any of the reasons set forth in clauses (i), (ii) and (iii) above while any portion of an option remains exercisable, the Committee, in its discretion, may provide for an extension of the exercise period of up to one year after the Optionee's death, but not beyond the expiration of the term of the Option.

        (h) Leaves of Absence. The Committee may, in its discretion, treat all or any portion of any period during which an Optionee is on military or on an approved leave of absence from the Company or the Bank as a period of employment of such Optionee by the Company or the Bank for purposes of the Plan. Notwithstanding the foregoing, if a leave of absence exceeds ninety (90) days and reemployment is not guaranteed by contract or statute, the Optionee's employment by the Company and/or the Bank for the purposes of the Plan shall be deemed to have terminated, without cause, on the 91st day of the leave.

            (i) ISOs: Notwithstanding any other provisions of the Plan, the following provisions will apply:

            (i) Except as otherwise provided in (ii) below, or the committee specifically determines otherwise, all options granted hereunder shall be ISOs.

            (ii) If the aggregate Fair Market Value of the shares of Common Stock, determined as of the date an Option is granted, with respect to which options are exercisable for the first time by an Optionee during any calendar year under the Plan or any other plan of the Company exceeds $100,000, then to such extent such Options shall not be treated as ISOs.

            (iii) Any Optionee who disposes of shares of Common Stock acquired on the exercise of an ISO by sale or exchange either (i) within two years after the date of the grant of the ISO under which the Common Stock was acquired or (ii) within one year after the acquisition of such shares, shall notify the Company of such disposition and of the amount realized upon such disposition.

8.      ADJUSTMENTS

    In the event of a stock dividend, stock split or other subdivision, consolidation, reorganization or change in the shares of Common Stock or capital structure of the Company, the number of shares of Common Stock and kind of shares available for options and subject to outstanding Options shall be changed and adjusted proportionately. Similarly, the option price per share of outstanding Options shall be appropriately adjusted. With respect to ISOs, all such adjustments shall be made so as not to constitute a modification within the meaning of Section 424 of the Code.

9.              CHANGE OF CONTROL, MERGER, CONSOLIDATION OR TENDER OFFER

        (a) Acceleration. Notwithstanding the provisions of Section 7(c), in the event that:

            (i) any share exchange or merger or consolidation to which the Company or the Bank is a party is consummated and either [i] the Company will not be the surviving or acquiring corporation or will not own 100% of the outstanding capital stock of the sur-viving or acquiring corporate entity immediately following the consummation of the transactions contemplated by the plan or agreement of exchange, merger or consolidation, or [ii] there will be a twenty-five percent (25%) change in the proportionate ownership of outstanding shares of voting stock of the Company as a result of the transactions contemplated by such plan or agreement of exchange, merger or consolidation or sale of assets;

            (ii) in any transaction or series of transactions, substantially all of the business or assets of the Company or the Bank shall be sold to or otherwise acquired by another corporation or entity that is not a wholly-owned subsidiary of the Company;

            (iii) any person (as that term is used in Sections 13(d) and 14(d) of the Exchange Act) acquires the beneficial ownership (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder) of stock of the Company entitled to cast more than 20% of the votes at the time entitled to be cast generally for the election of directors; or

            (iv) the Board or the shareholders of the Company approve, adopt, agree to recommend, or accept any agreement, contract, offer or other arrangement providing for, or any series of transactions resulting in, any of the transactions described (i) through (iii) above, then the exercise dates of all outstanding Options shall accelerate so that each Option outstanding may thereafter be exercised.

        (b) Reorganization: If the Company shall be a party to a binding agreement to any share exchange, merger, consolidation, reorganization or sale of substantially all the assets of the Company, each outstanding option shall, upon consummation thereof, pertain and apply to the securities and/or property which a share owner of the number of shares of Common Stock subject to the Option would be entitled to receive pursuant to such share exchange, merger, consolidation, reorganization or sale of assets.

        (c)     Tender Offer, Exchange or Sale: In the event that:

            (i) any person other than the Company shall acquire more than 20% of the Common Stock through a tender offer, exchange offer or otherwise; or

            (ii) a change in the "control" of the Company occurs, as such term is defined in Rule 405 under the Securities Act of 1933, as amended; or

            (iii) there shall be a sale of all or substantially all of the assets of the Company;

            then any outstanding Option held by an Optionee, who is deemed by the Committee to be a statutory officer ("insider") for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, shall be entitled to receive, subject to an entitlement as provided for below, in lieu of exercise of such option, to the extent that it is then exercisable, a cash payment in an amount equal to the difference between the aggregate exercise price of such Option, or portion thereof, and (A) in the case of an event covered by (i) above, the final offer price per share paid for Common Stock, or such lower price as the Committee may determine is necessary to preserve an
            Option's ISO status, multiplied by the number of shares of Common Stock covered by the Option or portion thereof, or (B) in the case of an event covered by (ii) or (iii) above, the aggregate Fair Market Value of the shares covered by the Option, as determined by the Committee at such time.

            Any payment which the Company is required to make under this
            Section 9(b) shall be made within fifteen business days following the event which results in the Optionee's right to such payment. In the event of a tender offer in which fewer than all the shares which are validly tendered in compliance with such offer are purchased or exchanged, then only that portion of the shares covered by an Option as results from multiplying such shares by a fraction, the numerator of which is the number of shares of Common Stock acquired pursuant to the offer, and the denominator of which is the number of shares of Common Stock tendered in compliance with such offer, shall be used to determine the payment thereupon. To the extent that all or any portion of an option shall be affected by this provision, all or such portion of the Option shall be terminated.

            Notwithstanding the foregoing terms of this Section 9 (c), the Committee may, by unanimous vote and resolution, unilaterally revoke the benefits of the above provisions; provided, however, that such vote is taken no later than ten business days following public announcement of the tender offer or the change of control, whichever occurs earlier.

10.             AMENDMENT AND TERMINATION OF PLAN

        (a) Right to Amend or Terminate: The Board, without further approval of the shareholders, may at any time, and from time to time, suspend or terminate the Plan in whole or in part or amend it from time to time in such respects as the Board may deem appropriate and in the best interests of the Company and the Bank; provided, however, that no such amendment shall be made without the approval of the shareholders which would:

            (i) materially modify the eligibility requirements for receiving options;

            (ii) increase the total number of shares of Common Stock which may be issued pursuant to
            Options, except as is provided for in accordance with Section 8;

            (iii) except as provided in the Plan, decrease the purchase price of Common Stock covered by an Option to less than that required by Section 7(a) of the Plan;

            (iv)    extend the period of granting options; or

            (v) materially increase in any other way the benefits accruing to Optionees.

        (b) Effect: No amendment, suspension or termination of this Plan shall, without an Optionee's consent, alter or impair any of the rights or obligations under any Option theretofore granted to her or him under the Plan.

        (c) Change in Law or Regulations: The Board may amend the Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of ISOs meeting the requirements of future amendments to the Code or the regulations promulgated thereunder.


11.     GOVERNMENT AND OTHER REGULATIONS

The obligation of the Company to issue or transfer and deliver Option Shares for options exercised under the Plan shall be subject to all applicable laws, regulations, rules, orders and approvals which shall then be in effect and required by governmental entities and the stock exchanges on which the Common Stock may be traded. In addition, all transactions contemplated hereunder shall be subject to, and may be limited by, the provisions of applicable law including, but not limited to, federal and state securities laws.

12.     MISCELLANEOUS PROVISIONS

        (a) No Right to Continued Employment: No person shall have any claim or right to be granted an Option under the Plan, and the grant of an option under the Plan shall not be construed as giving an Optionee the right to be retained in the employ of the Company or the Bank. Further, the Company or the Bank, as the case may be, expressly reserves the right, at any time, to dismiss an Optionee with or without cause, free from any liability, or any claim under the Plan, except as provided herein or in an option agreement.

        (b) Restrictions on Transferability: The Committee may require each person purchasing Option Shares pursuant to an Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange
Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend (s) to be put on any such certificates to make appropriate reference to such restrictions.

(c) Other Compensation Arrangements: Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to share holder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

        (d) Tax Withholding: Each participant in the Plan shall, no later than the date as of which the value of an award under the Plan first becomes includable in the gross income of the participant for federal income tax purposes, pay to the Company or the Bank, as applicable, or make arrangements satisfactory to the Committee regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company (and, where applicable, the Bank) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

        (e) Plan Expenses: Any expenses of administering this Plan shall be borne by the Company and/or the Bank as they may agree.

        (f) Use of Exercise Proceeds: The payment received from Optionees from the exercise of Options under the Plan shall be used for the general corporate purpose of the Company.

        (g) Construction of the Plan: The place of administration of the Plan shall be in the Commonwealth of Kentucky, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be deter mined solely in accordance with the laws of the Common wealth of Kentucky. All Options granted under the Plan which are intended to qualify as ISOs shall be construed in such a fashion so as to enable them to meet the requirements of an ISO.